Exhibit (a)(1)(vi)
Notice of Withdrawal of Tender
Regarding Units in North Haven Private Income Fund LLC
For Clients of
Morgan Stanley Financial Adviser or Private Wealth Advisor
Tendered Pursuant to the Offer to Purchase
Dated August 11, 2022
The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on September 10, 2022 and this Notice of Withdrawal must be received by
the Company as set forth below by 12:01 a.m.,
Eastern Time, on September 10, 2022, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein
PLEASE SEND COMPLETED FORMS TO YOUR MORGAN STANLEY FINANCIAL ADVISOR / PRIVATE WEALTH ADVISOR OR NORTH HAVEN PRIVATE INCOME FUND LLC (THE “COMPANY”). PLEASE DO NOT SEND THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT. If the forms are sent to the Fund’s transfer agent, your withdrawal may not be processed in a timely manner.
Please submit the form by:
1.   the web by logging into OneMSIM with your credentials and selecting “Self Service” in the upper right corner of the webpage:
https://matrix.ms.com
2.   email to the Company at nhpif@seic.com
or
3.   mail to the Company at:
North Haven Private Income Fund LLC
1585 Broadway
New York, NY 10036
You are responsible for confirming that this Notice is received timely by the Company. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by North Haven Private Income Fund LLC.
Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
Fund Name: North Haven Private Income Fund LLC
Fund Account #:
Account Name/Registration:
The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing unitholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender
Regarding Units in North Haven Private Income Fund LLC
Tendered Pursuant to the Offer to Purchase
Dated August 11, 2022
The Offer and withdrawal rights will expire at 12:01 a.m., Eastern Time, on September 10, 2022 and this Notice of Withdrawal must be received by
the Company as set forth below by 12:01 a.m.,
Eastern Time, on September 10, 2022, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein
PLEASE SEND COMPLETED FORMS TO NORTH HAVEN PRIVATE INCOME FUND LLC (THE “COMPANY”). PLEASE DO NOT SEND THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT. If the forms are sent to the Fund’s transfer agent, your withdrawal may not be processed in a timely manner.
Please submit the form by:
1.   email to the Company at nhpif@seic.com
or
2.   mail to the Company at:
North Haven Private Income Fund LLC
1585 Broadway
New York, NY 10036
You are responsible for confirming that this Notice is received timely by the Company. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.
Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
Fund Name: North Haven Private Income Fund LLC
Fund Account #:
Account Name/Registration:
The undersigned represents that the undersigned is the beneficial owner of the units in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing unitholder.
In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date